                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Shares Issuable Upon Exercise: 25,000 Shares

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                             ----------------------

                            Expires October 31, 2007

     THIS CERTIFIES THAT, for value received, First Union National Bank ("First Union") is entitled to subscribe for and purchase 25,000 shares (as adjusted pursuant to the provisions hereof, sometimes referred to herein as the "Shares"), of the fully paid and nonassessable Common Stock of Lipomed, Inc., a Delaware corporation (the "Company") at a price per share of $4.00 (such price and such other price as result, from time to time, from adjustments specified herein is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Grant Date" shall mean October 31, 2000.

     1.    Warrant Term.
           ------------

           The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time and after the Grant Date and prior to the earlier of the seventh annual anniversary date of the Grant Date.

     2.    Method of Exercise; Net Issue Exercise.
           ---------------------------------------

     2.1   Method of Exercise: Payment; Issuance of New Warrant. This Warrant
           ----------------------------------------------------
may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (i) by converting all or a portion of the principal and accrued but unpaid interest, if any, under the promissory note issued by the Company to First Union dated October 31, 2000 (the "Note") in an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, and/or (ii) by the payment to the Company by check of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     2.2    Net Issue Exercise.
            ------------------

            (a) In lieu of exercising this Warrant, holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to holder a number of shares of the Company's Common Stock computed using the following formula:

                         X =       Y-(A-B)
                                   --------
                                      A

            Where        X =         the number of shares of Common Stock to be
                                     issued to Holder.

                         Y = the number of shares of Common Stock purchasable under this Warrant.

                         A = the fair market value of one share of the Company's Common Stock.

                         B = Warrant Price (as adjusted to the date of such calculations).

            (b) For purposes of this Section, fair market value of the Company's Common Stock shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the average closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the fifteen (15) trading days prior to the date of
-----------------------
determination of fair market value. If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company.

     2.3    Company's Option Upon Merger. In the event of (i) any consolidation
            ----------------------------
or merger of the Company with or into any other corporation, or (ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing surviving entity and immediately after which the holders of the voting shares of the Company immediately prior to such event hold less than a majority of the total voting power of the continuing and surviving entity, then the Company shall have the option to purchase this Warrant on the closing date of such event for cash or securities in an amount per Share equal to the excess (if any) of the Market Value (as defined herein) of the Shares over the Warrant Price. The Market Value of each Share shall be determined by dividing the total consideration to be received by the Company or its stockholders in connection with such event by the number of shares of Common Stock then outstanding, assuming that all options, warrants and convertible securities of the Company have been converted or exercised in full into Common Stock. Any securities to be delivered to the Company or its security holders shall be valued as follows:

            (A) If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 15-day period ending five (5) business days prior to the closing; and

            (B) If traded over-the-counter, the value shall be deemed to be the average closing bid and asked prices of the securities over the 15-day period ending five (5) business days prior to the closing; and

            (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

     3.     Stock Fully Paid; Reservation of Shares. During the period within
            ---------------------------------------
which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     4.     Adjustment of Warrant Price and Number of Shares. The number and
            ------------------------------------------------
kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a)   Reclassification or Merger. In case of any reclassification,
                  --------------------------
change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this

Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

            (b)   Subdivisions or Combination of Shares. If the Company at any
                  -------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price and the number of shares issuable upon exercise hereof shall be proportionately adjusted.

            (c)   Stock Dividends. If the Company at any time while this Warrant
                  ---------------
is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, assuming that all options, warrants and convertible securities of the Company have been converted into or exercised for Common Stock and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, assuming that all options, warrants and convertible securities of the Company have been converted into or exercised for Common Stock, and the number of Shares subject to this Warrant shall be proportionately adjusted.

     5.     Fractional Share. No fractional shares of Common Stock will be
            ----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     6.     Compliance with Securities Act; Disposition of Warrant or Shares of
            -------------------------------------------------------------------
Common Stock.
------------

            (a)   Compliance with Securities Act of 1933. The holder of this
                  --------------------------------------
Warrant, by acceptance hereof, represents, warrants and agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE 1993 ACT IS NOT REQUIRED.

           (b)    Disposition of Warrant and Shares. With respect to any offer,
                  ---------------------------------
sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant, the holder hereof and each subsequent holder of the Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the 1933 Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the 1933 Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such registration requirements. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act and any applicable state securities laws, unless in the aforesaid opinion of counsel for the holder which is acceptable to the Company or its counsel, such legend is not required in order to ensure compliance with the 1933 Act and any applicable state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     7.    No Stockholder Rights. No holder of the Warrant, as such, shall be
           ---------------------
entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8.    Registration Rights. The rights granted pursuant to this Section 8
           -------------------
shall terminate at such time as all of the Warrant Shares have been sold by the Warrantholder (as defined below) or become sellable pursuant to Rule 144 of the Securities and Exchange Commission (or a similar successor or additional exemption) without volume restrictions, or can be sold at the same time within applicable volume restrictions.

           (a)    Certain Definitions. For the purposes of this Section 8, the
                  -------------------
following terms shall have the following meanings:

            (i) "Registrable Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant (when and if issued in accordance therewith).

            (ii) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            (iii) "Warrantholder" shall mean any registered holder of this Warrant or any registered transferee thereof pursuant to Section 6 hereof.

            (b)    Incidental Registration.
                   -----------------------

            (i) Whenever the Company proposes to register any of its Common Stock under the 1933 Act in a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of the Company (other than a registration relating to employee benefit plans, mergers or acquisitions or the initial underwritten public offering by the Company of its Common Stock), the Company shall, each such time, give the Warrantholder(s) advance written notice thereof. Upon the written request of the Warrantholder(s) within 20 days after each Warrantholder's receipt of such notice, the Company shall use its best efforts to cause to be included in such registration all of the Registrable Securities which the Warrantholder(s) requests to be registered; provided, however, that (i) the Warrantholder(s) agrees to sell such Registrable Securities in the same manner and on the same terms and conditions as the other holders of Common Stock which the Company proposes to register; and (ii) the Company may, in its sole discretion and without the consent of any holder, withdraw such registration statement and abandon the proposed offering in which any such holder had requested to participate.

            (ii)   Underwriting. If the registration for which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrantholder(s) as a part of the written notice given pursuant to subsection (a) above. In such event the right of the Warrantholder(s) to registration shall be conditioned upon the participation by such holder(s) in such underwriting and the inclusion of the Registrable Securities of such holder(s) in the underwriting to the extent provided herein. All Warrantholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this subsection, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may reduce the Registrable Securities proposed to be included in such registration by such Warrantholder(s) pro rata, in accordance with the number of Registrable Securities requested to be included in such registration. If any Warrantholder or other holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

            (c)   Obligations of the Company. Whenever required under subsection
                  --------------------------
(b) to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as possible:

            (i) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use in its best efforts to cause such registration statement to become effective;

            (ii) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the deposition of all securities covered by such registration statement;

            (iii) Furnish to each Warrantholder participating in such registration such number of copies of prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Warrantholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it; and

            (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (d)   Furnish Information. It shall be a condition precedent to the
                  -------------------
obligations of the Company to take any action pursuant to this Section that the Warrantholder shall furnish to the Company such information regarding it, the Registrable Securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

            (e)   Expenses of Registration. All expenses incurred in connection
                  ------------------------
with a registration pursuant to subsection (b) (excluding underwriting commissions and discounts), including without limitation all registration and qualification fees, printing and accounting fees and reasonable fees and disbursements of counsel for the Company shall be borne by the Company.

            (f)   Delay of Registration. No Warrantholder shall not have any
                  ---------------------
right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Section 8.

            (g)   Indemnification. In the event any of the Registerable
                  ---------------
Securities are included in a registration statement under this Section 8:

            (i) To the extent permitted by law, the Company will indemnify and hold harmless the Warrantholder, each officer, director, shareholder or partner of the Warrantholder, any underwriter (as defined in the 1933 Act) for the Warrantholder, and each person, if any, who controls the Warrantholder, or such underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Warrantholder, each such officer, director, shareholder or partner of the Warrantholder, and such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Warrantholder or any such underwriter or controlling person.

            (ii) To the extent permitted by law, the Warrantholder will indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act and any underwriter for the Company (within the meaning of the 1933 Act) or any person who controls the underwriter against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement , including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Warrantholder expressly for use in connection with such registration; and the Warrantholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of the Warrantholder under this subsection (g) shall be limited to the amount of proceeds received by the

Warrantholder from the sale of the Registerable Securities (or the Warrant with respect thereto). It is agreed that the indemnity agreement contained in this subsection (g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Warrantholder (which consent shall not be unreasonably withheld).

            (iii) Promptly after receipt by a party indemnified under this subsection (g) of Notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection (g), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection (g), but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this subsection (g).

            (iv) In order to provide for just and equitable contribution to joint liability under the 1933 Act in circumstances in which the indemnity provisions provided for in this section are for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms; then, in each such case, the Company and such Warrantholder(s) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as shall be appropriate to reflect the relative fault of the Company, on the one hand, and such Warrantholder(s), on the other hand, with such relative fault determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Warrantholder(s), and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Warrantholder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the 1933 Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

            (h)   Transfer of Registration Rights. The registration rights of
                  -------------------------------
the Warrantholder under this Section 8 may be transferred to any transferee of the Warrantholder provided that the Company is given written notice by the Warrantholder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Section 8 are being assigned.

            (i)   Lock-up Agreement. For so long as any Warrantholder has the
                  -----------------
right to have Registrable Securities included in any registration pursuant to this Agreement, the Warrantholder agrees in connection with any registration of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the seven (7) days prior to and during the 180-day period beginning on the effective date of such registration, as the Company or the underwriters may specify. This provision shall apply whether or not any Registrable Securities of the Warrantholder are included in the offering.

            9.    Modification and Waiver. This Warrant and any provision hereof
                  -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            10.   Notices. Any notice, request or other document required or
                  -------
permitted to be given or delivered to the holder hereof of the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

            11.   Binding Effect on Successors: This Warrant shall be binding
                  ----------------------------
upon any corporation succeeding the Company merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall insure the benefit of the successors and assigns of the holder hereof.

            12.   Lost Warrants or Stock Certificates. The Company covenants to
                  -----------------------------------
the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity or bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

            13.   Descriptive Headings. The descriptive headings of the several
                  --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

            14.   Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
                  -------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

            15.   Transfers, etc.
                  --------------

                  (a) The Company will maintain a register containing the names and addresses of the holders of this Warrant. Any holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

            (b) Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B
                                                                    ---------
hereto) at the principal office of the Company; provided, however, that this Warrant may not be transferred to a competitor of the Company, as determined in good faith by the Board of Directors of the Company.

            (c) Until any transfer of the Warrant is made in the warrant register, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                                        LIPOMED, INC.


                                        By: /s/ Richard A. Franco
                                           ------------------------------------

                                        Title:  Chief Executive Officer
                                               --------------------------------

                                        Address:  3009 New Bern Ave.
                                                -------------------------------

                                            Raleigh, NC  27610
                                           ------------------------------------

                                    EXHIBIT A
                                    ---------

                               Notice of Exercise

To:

     1. The undersigned hereby elects to purchase ___________ shares of Common Stock of LipoMed, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                        ________________________________________
                                                       (Signature)


_________________________________
             (Date)

                                    EXHIBIT B
                                    ---------

                                 Assignment Form

     FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee          Address                       No. of Shares
----------------          -------                       -------------


____________________     _________________________      ______________________


____________________     _________________________      ______________________


Dated: _____________     Signature: ______________


Dated: _____________     Witness: ________________